EXHIBIT 1


                    VOTING TRUST AND SHAREHOLDERS' AGREEMENT
                    ----------------------------------------


     THIS  AGREEMENT  dated  for  reference  the  29th  day  of  October,  2001.


AMONG:

           MFC BANCORP LTD., a corporation organized under the laws of the Yukon Territory, Canada

           (the  "Investor")

                                                               OF THE FIRST PART

AND:

           HOLGER TIMM, of Berlin, Germany and VENTEGIS CAPITAL AG (formerly Cybermind Interactive Europe AG), a corporation organized under the laws of Germany ("Ventis")

          (collectively,  the  "Ventegis  Group")

                                                              OF THE SECOND PART

AND:


          CONSORS CAPITAL BANK AG, Branch Berliner Effektenbank AG, a bank organized under the laws of Germany

          (the  "Depositary")

                                                               OF THE THIRD PART


     WHEREAS the Investor and the Ventegis Group are herein collectively referred to as the "Shareholders";

     AND WHEREAS the Ventegis Group represents that it is the beneficial owner of fully paid common shares (the "common shares") in the capital of Cybernet Internet Services International, Inc., a corporation incorporated under the laws of Delaware (the "Corporation"), as set forth in Schedule A annexed hereto;

     AND WHEREAS the Shareholders desire to enter into this Voting Trust Agreement to secure continuity of strategy and policy of the business and affairs of the Corporation;


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     NOW  THEREFORE  THIS  AGREEMENT  WITNESSETH  that  for  good  and  valuable consideration and the mutual covenants herein contained, it is agreed by and between the parties hereto as follows:

1.   DEPOSIT  OF  SHARES

     Each member of the Ventegis Group hereby delivers to the Depositary for deposit hereunder a certificate or certificates registered in its name, duly endorsed in blank for transfer representing the number of common shares of the Corporation indicated opposite such person's name in Schedule A annexed hereto.

2.   ISSUE  OF  VOTING  TRUST  CERTIFICATES

     The Depositary hereby issues in the name of each member of the Ventegis Group and delivers to such member of the Ventegis Group a voting trust certificate in or substantially in the form of voting trust certificate set out in Schedule B hereto representing the common shares of the Corporation so delivered and deposited, and the Depositary shall forthwith proceed to transfer such deposited common shares into its name.

3.   EXERCISE  OF  VOTING  RIGHTS  BY  INVESTOR

     Until the actual delivery of any deposited common shares of the Corporation to the holders of the voting trust certificates representing the same in accordance with the provisions of this agreement, the Investor shall, in respect thereof but subject as hereinafter provided, exclusively possess and be entitled to exercise, in person or by attorney, all the voting rights appertaining to such common shares of the Corporation and all rights in connection with the initiation, taking part in and consenting to any action as shareholders of the Corporation, and the Depositary shall from time to time and at all times do whatever may be requested by the Investor, including the execution and delivery of appropriate instruments of proxy and/or powers of attorney, to enable or facilitate the exercise of any and all such rights by or on behalf of the Investor. Prior to any vote of holders of common shares of the Corporation, the Investor shall reasonably inform and advise the Ventegis Group of its actions and decisions hereunder.

4.   PAYMENT  OF  DIVIDENDS  TO  HOLDERS  OF  VOTING  TRUST  CERTIFICATES

     The holder of each voting trust certificate issued hereunder shall be entitled to receive promptly from the Depositary payments by cheque equivalent in amount to the cash dividend or distribution payments, if any, received by the Depositary upon that number of deposited common shares of the Corporation that is equivalent to the number such shares represented by such voting trust certificate. The payment made to the holders of voting trust certificates in respect of any such dividend shall be made to the holders of record of such certificates, respectively, according to the books of the Depositary as at the close of business on the record date established by the Corporation for payment to its shareholders of such cash dividend or distribution.

5.   TRANSFER  OF  VOTING  TRUST  CERTIFICATES  AND  COMMON  SHARES

     (a) Voting trust certificates registered in the name of each member of the Ventegis Group and common shares deposited hereunder shall not be charged, pledged, encumbered,


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          transferred,  assigned,  disposed of or otherwise dealt with by the Ventegis Group except in accordance with and subject to the terms, conditions and provisions of this agreement; and

     (b) No transfer, assignment, disposition or other dealing with a voting trust certificate shall be valid for any purpose whatsoever unless made on the register of the holders of voting trust certificates maintained by the Depositary and upon compliance with such reasonable requirements as the Depositary may prescribe, including such reasonable evidence that the provisions of this agreement have been duly complied with if then in effect.

6.   REGISTER  OF  HOLDERS  OF  VOTING  TRUST  CERTIFICATES

     The Depositary shall at all times treat and consider the registered holder of a voting trust certificate on the books of the Depositary as the holder thereof for all purposes. The Depositary shall keep a register of the names and addresses of the holders of all voting trust certificates issued and shall record the names and addresses of all transferees of voting trust certificates. In the event that there is a discrepancy between the register of the holders of voting trust certificates maintained by the Depositary and the voting trust certificate held by the Shareholder, the register of holders kept by the Depositary shall prevail.

7.   RIGHT  TO  RECEIVE  COMMON  SHARES

     On the termination of this agreement and pursuant to the provisions of sections 6 and 9 hereof, each voting trust certificate shall entitle the registered holder thereof, or its executors, administrators, legal personal representatives or successors, or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Depositary, to the number of common shares of the Corporation represented thereby on surrender of such voting trust certificate, duly endorsed for transfer, at the office of the Depositary.

     The Depositary shall at all times ensure that the number of common shares of the Corporation held by it is equivalent to the aggregate number of all such shares represented by the outstanding voting trust certificates issued by it.

8.   TERM  OF  VOTING  TRUST  AND  SHAREHOLDERS'  AGREEMENT

     The term of this agreement shall be for a period of eighteen (18) months from the date of this agreement (the "Initial Term") and shall be automatically renewed for a further period of three months perpetually (the "Renewal Term") unless terminated. This agreement may be terminated at the end of the Initial Term or each Renewal Term by written notice thirty (30) days prior to the expiry of the Initial Term or Renewal Term, as applicable.

9.   RELEASE  OF  COMMON  SHARES  ON  TERMINATION

     Upon the termination of this agreement or otherwise specified herein, the Depositary shall distribute the deposited common shares of the Corporation by distributing share certificates representing the deposited common shares registered in the names of, or to the order of, the holders


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of  the  voting  trust  certificates,  to  the  holders  of  the  voting  trust certificates, respectively, on surrender of such voting trust certificates, duly endorsed for transfer at the office of the Depositary.

10.  ISSUE  OF  REPLACEMENT  VOTING  TRUST  CERTIFICATES

     In case any voting trust certificate issued hereunder shall become mutilated, or be lost, destroyed or stolen, the Depositary may issue and deliver in exchange for and upon cancellation of such mutilated voting trust certificate or in lieu of the voting trust certificate so lost, destroyed or stolen, a new voting trust certificate representing the same number of common shares of the Corporation upon, in case of loss, destruction or theft, the production of such evidence thereof and the receipt of such indemnity and compliance with such reasonable regulations as the Depositary may from time to time deem proper in the circumstances.

11.  PROTECTION  OF  DEPOSITARY

     By way of supplement to the provisions of law or of any statute for the time being in effect relating to trustees, it is agreed that:

     (a) the Depositary shall not incur any liability or responsibility by reason of any error of law or mistake or any matter or thing done or omitted to be done under or in relation to this agreement, except for matters relating to bad faith, wilful misconduct or gross negligence; and

     (b) the Depositary may in relation to this agreement, act on the opinion or advice of or opinion obtained from any lawyer, broker or other expert and shall not be responsible for any loss occasioned by so acting, and shall incur no liability or responsibility for deciding in good faith not to act upon any such opinion or advice.

12.  INDEMNITY  OF  DEPOSITARY

     The Shareholders shall indemnify and save the Depositary harmless from and against any claims, demand, actions, causes of action, damage, loss, deficiency, cost, liability and expense which may be made or brought against the Depositary or which the Depositary may suffer or incur as a result of, in respect of or arising out of their fulfillment of any covenant or obligation contained in this agreement.

13.  DEPOSIT  OF  ADDITIONAL  SHARES

     Each of the members of the Ventegis Group agrees to deliver to the Depositary, for deposit hereunder, the certificate or certificates registered in its name, duly endorsed in blank for transfer, representing any common shares of the Corporation that it may at any time hereafter and until the termination of this agreement as provided in section 8 hereof purchase or otherwise acquire in any manner whatsoever, whereupon the Depositary shall issue a voting trust certificate in respect of such shares, and the provisions of this agreement shall apply in respect thereof, mutatis mutandis, as if such common shares were originally deposited hereunder.


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14.  CHANGE  OF  COMMON  SHARES

     The parties hereto agree that the provisions of this agreement relating to the deposited common shares of the Corporation shall apply mutatis mutandis to any shares or securities into which such common shares may be converted, changed, reclassified, redivided, redesignated, subdivided or consolidated, to any shares or securities that are received by the Depositary as the registered holder of the deposited common shares of the Corporation as a stock dividend or distribution payable in shares or securities of the Corporation that entitle the holder thereof to vote at any meeting of the shareholders of the Corporation and to any shares or securities of the Corporation or of any successor or continuing company or corporation to the Corporation that may be received by the Depositary as the registered holder of the deposited common shares of the Corporation on a reorganization, amalgamation, consolidation or merger, statutory or otherwise.

15.  EARN-OUT

     (a) Ventis agrees and covenants to pay the Investor an earn-out fee (the "Earn-Out Fee") equal to 30% of the difference between the average closing bid price of the common shares during the last 10 trading days immediately prior to the one year anniversary of the date hereof on the Frankfurt Stock Exchange, or if not so listed, the principal stock exchange or quotation system on which the common shares are traded (the "Calculated Share Price") and E0.42, multiplied by the aggregate number of common shares then deposited by Ventis under this agreement, provided that if a tender bid offer (the "Tender Bid") is made for all of the common shares of the Corporation, the Investor has not been engaged as an advisor to the Corporation and Ventis tenders and sells its common shares to the Tender Bid, no Earn-Out Fee shall be payable to the Investor on any such share so tendered or sold;

     (b) Ventis shall have the option of paying the Earn-Out Fee to the Investor in either cash (by electronic wire transfer or bank draft) or common shares. If common shares are paid in lieu of cash, the common shares shall be valued at the Calculated Share Price and Ventis shall instruct the Depositary to deliver to the Investor forthwith a share certificate in the name of the Investor representing such number of common shares to the Earn-Out Fee divided by the Calculated Share Price;

     (c) The Earn-Out Fee shall be paid by Ventis to the Investor within fifteen (15) days following the one year anniversary of the date hereof (the "Payment Period"), if payable;

     (d) If the Earn-Out Fee is not paid by Ventis to the Investor within the Payment Period, the Investor may deliver a default notice (the "Default Notice") to Ventis and the Depositary outlining the amount owing to the Investor and the number of common shares to be released by the Depositary as payment and settlement of the Earn-Out Fee;

     (e) Upon receiving the Default Notice from the Investor, the Depositary shall:

          (i) within five (5) days deliver a share certificate, without any restrictions or legends whatsoever, in the name of the Investor representing such number of


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                common shares as specified in  the  Default  Notice;

          (ii) amend the register of holders of voting trust certificates by reducing the holdings of Ventis by the number of common shares specified in the Default Notice; and

          (iii) unilaterally cancel the voting trust certificate representing the common shares deposited by Ventis and reissue a new voting trust certificate reflecting the reduction in holdings of Ventis; and

     (f) In the event that Ventis sells, assigns or transfers a voting trust certificate or common shares deposited hereunder in accordance with section 17 herein, the provisions of paragraph 15(a) shall immediately apply in respect thereof, mutatis mutandis, as if the Calculated Share Price was to be determined on the closing date of the purchase and sale transaction, and all other provisions of this section 15 shall also apply mutatis mutandis, such that the Earn-Out Fee shall then be due and payable.

16.  AMENDMENTS  AND  RELEASE  OF  COMMON  SHARES

     No modification or amendment to this agreement may be made unless agreed to by the parties in writing. Each Shareholder covenants one with the other that the deposited common shares shall not be released by the Depositary except on termination of this agreement or in accordance with the terms herein and that it will not request nor be entitled to the release of its common shares by the Depositary except on such basis.

17.  RIGHT  OF  FIRST  REFUSAL

     Each member of the Ventegis Group shall not sell, assign or transfer any common shares deposited hereunder or any voting trust certificates held, except pursuant to this section 17.

     (a)  If  any  member  of  the  Ventegis  Group  (the  "Offeror"):

          (i) receives a bona fide written offer (the "Offer") from any person, firm or corporation dealing at arm's length with the Offeror to purchase all or any portion of the common shares beneficially owned by such member of the Ventegis Group, which is acceptable to the member of the Ventegis Group; or

          (ii) wishes to sell any common shares deposited hereunder to a third party dealing at arm's length with the Offeror through a good faith market sale through the facilities of a stock exchange in Germany or in the USA (the "Proposed Sale"), such member of the Ventegis Group shall give notice of such Offer or Proposed Sale (the "Notice") to the Investor and shall set out in the Notice the number of common shares to be sold pursuant to the Offer or Proposed Sale (the "Offered Shares") and the terms upon which and the price at which (the



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                "Purchase Price") such Offered Shares will be sold pursuant to the Offer or Proposed Sale;

     (b) Upon the Notice being given, the Investor shall have the right to purchase all, but not less than all, of the Offered Shares for the Purchase Price;

     (c) Within five (5) business days of having been given the Notice (which said five (5) day period may be waived or abridged by the Investor in its sole discretion), if the Investor desires to purchase all of the Offered Shares that it is entitled to purchase in accordance with the provisions of paragraph 17(b), the Investor shall give notice to the Offeror. If the Investor is willing to purchase all, but not less than all, of the Offered Shares, the transaction of purchase and sale shall be completed in accordance with the terms set out in the Notice;

     (d) If the Offeror makes default in transferring the Offered Shares to the Investor in accordance with the terms set out in the Notice, the Depositary is authorized and directed to receive the purchase money and to thereupon cause the name of the Investor to be entered in the registers of the Depositary as the holders of the voting trust certificate purchasable by it and shall also be effectively transferred thereby. The said purchase money shall be held in trust by the Depositary on behalf of the Offeror and not commingled with the Depositary's assets. The receipt by the Depositary for the purchase money shall be a good discharge to the Investor and, after its name has been entered in the registers of the Depositary in exercise of the aforesaid power, the validity of the proceedings shall not be subject to question by any person. On such registration, the Offeror will then only be entitled to receive, without interest, the Purchase Price received by the Depositary;

     (e) If the Investor does not give notice in accordance with the provisions of paragraph 17(c) that it is willing to purchase all of the Offered Shares, the rights of the Investor, subject as hereinafter provided, to purchase the Offered Shares shall forthwith cease and the Offeror may sell the Offered Shares to the third party purchaser within fifteen (15) days after the expiry of the five (5) business day period specified in paragraph 17(c), for a price not less than the Purchase Price and on terms no more favourable to such person than those set forth in the Notice, provided that:

          (i) if the Offered Shares are sold by way of private sale or to a party not dealing at arm's length with the Offeror, then the person to whom the Offered Shares is to be sold shall agree prior to such transaction to be bound by this agreement and to become a party hereto in place of the Offeror with respect to the Offered Shares; or

          (ii) if the Offered Shares are sold in good faith by the Offeror to a third party dealing at arm's length with the Offeror through the facilities of a Stock Exchange in Germany or in the USA then the person to whom the Offered Shares is to be sold shall not be required to be bound by or subject to any of the terms of this agreement ; and

     (f) If the Offered Shares is not sold within such fifteen (15) day period on such terms,


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          the rights of the Investor pursuant to this section 17 shall again take  effect  and  so  on  from  time  to  time.

18.  LEGEND

     At all times during the term of this agreement, and from time to time, 90% of the common shares represented by the share certificates of the Corporation deposited hereunder with the Depositary shall have the following legend endorsed thereon forthwith after the execution of this agreement and from time to time thereafter:

     "THE SALE, TRANSFER, ASSIGNMENT, VOTING, PLEDGE OR ENCUMBRANCE OF THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING TRUST AND SHAREHOLDERS' AGREEMENT DATED OCTOBER 29, 2001, AMONG MFC BANCORP LTD., HOLGER TIMM AND VENTEGIS CAPITAL AG. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY
     WRITTEN REQUEST MADE BY THE HOLDER OF THIS CERTIFICATE  TO  THE * ."

For greater certainty, if the number of common shares represented by share certificates of the Corporation deposited hereunder shall decrease, the number of common shares represented by share certificates of the Corporation subject to the legend endorsement shall decrease accordingly.

19.  OFFER  TO  PURCHASE  NOTES

     During  the  term  of  this  agreement:

     (a) if the Investor acquires all of the Corporation's issued and outstanding 14% Senior Notes, due 2009 (the "Notes"), the Investor shall:

          (i) within ten (10) days of completing its last purchase of the Notes, notify and offer (the "Note Offer") to sell all of the Notes to the Corporation at an amount equal to all of its direct and indirect costs and expenses relating to the acquisition and carrying costs of the Notes, including legal, accounting, tax and other advisory fees, interest expense, cost of capital, capitalized costs, and reasonable commissions, finders fees and any other ancillary costs or expenses (the "Costs"). Within ten (10) days of receiving the Note Offer, if the Corporation desires to purchase all of the Notes, it shall notify the Investor in writing of its intention and the purchase and sale transaction shall be completed within ten (10) days thereafter at the offices of the Investor or such other place as the parties may agree; and

          (ii) cause its nominee directors that are on the board of the Corporation to abstain from voting on any matters dealing with the Note Offer; or

     (b) if the Investor acquires less than 100% of the Notes and subsequently disposes of any Notes, the Investor shall:


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          (i)   within  ten (10) business days pay to each of the Shareholders an amount equal to the product of: (A) the Investor's proceeds of disposition less all expenses, fees and taxes incurred in relation thereto, and less its Costs, multiplied by
                (B) each of the Shareholders' proportionate percentage interest in the outstanding common shares of the Corporation as at the date of payment; and

          (ii) cause its nominee directors that are on the board of the Corporation to abstain from voting on any matters dealing with this paragraph 19(b).


20.  AFFILIATE  TRANSACTIONS

     The Investor will cause its nominee directors that are on the board of the Corporation to use reasonable best efforts to ensure that any transaction between the Corporation and an Affiliate (as such term is defined in the indenture between the Corporation and The Bank of New York dated July 8, 1999, as amended from time to time (the "Indenture"), relating to the Notes) is effected in accordance with section 4.12 of the Indenture.

21.  EXPENSES  OF  PARTIES

     Each of the parties hereto shall bear all expenses incurred by it in connection with this agreement including, without limitation, the charges of their respective counsel, accountants, financial advisors and finders.

22.  NOTICE

     Any notice or other document required or permitted to be given pursuant to this agreement shall be validly given if delivered or sent by registered mail, postage prepaid, to the address of the addressee as follows:

If  to  the  Ventegis  Group:

HOLGER  TIMM
Trabner  Strasse  12
14193  Berlin,  Germany

Attention:  Holger  Timm
Fax  No.:  +49  30  890  21  121

and

VENTEGIS  CAPITAL  AG
Cicerostrasse  21
10709  Berlin,  Germany

Attention:  Karsten  Haesen
Fax  No.:  +49  30  890  43  629


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If  to  Ventis:

VENTEGIS  CAPITAL  AG
Cicerostrasse  21
10709  Berlin,  Germany

Attention:  Karsten  Haesen
Fax  No.:  +49  30  890  43  629

If  to  the  Investor:

MFC  BANCORP  LTD.
17  Dame  Street
Dublin  2,  Ireland

Attention:  Roy  Zanatta
Fax  No.:  +1  604  683-3205

with  a  copy  to:

SANGRA,  MOLLER
Barristers  and  Solicitors
1000  -  925  West  Georgia  Street
Vancouver,  B.C.  V6C  3L2

Attention:  H.S.  Sangra
Fax  No.:  +1  604  669-8803

If  to  the  Depositary:

CONSORS  CAPITAL  BANK  AG
Niederlassung  :  Berliner  Effektenbank  AG
Kurfurstendamm  119
10711  Berlin,  Germany

Attention:  President
Fax  No.:  +49  30  890  21  399

     Any notice or other document given by mail as aforesaid shall be deemed to have been received on the fifth day following the date on which such notice or document was mailed.

     In lieu of notice by mail as aforesaid, any notice or other document required or permitted to be given pursuant to this agreement may be validly given if delivered to the address of the addressees set forth above and such notice or document so delivered shall be deemed to have been given at the time of delivery.

     If by reason of a strike, lockout or other work stoppage, actual or threatened, of postal employees or other disruption of normal postal services, any notice to be given hereunder would


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reasonably  be unlikely to reach its destination, such notice shall be valid and effective  only  if delivered to the appropriate address in accordance with this section 22 or by facsimile, telex or other means of prepaid transmitted or recorded communication.

     Any party may change its address for service from time to time by notice given in accordance with the foregoing provisions.

23.  GOVERNING  LAW

     This agreement shall be construed and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein without regard to principles of conflicts of laws.

24.  CURRENCY

     Unless otherwise provided for herein, all monetary amounts referred to in this agreement shall refer to the Euro.

25.  NO  THIRD  PARTY  BENEFICIARIES

     This agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

26.  TIME  OF  THE  ESSENCE

     Time shall be of the essence of this agreement and of every part hereof and no extension or variation of this agreement shall operate as a waiver of this provision.

27.  ENTIRE  AGREEMENT

     This agreement constitutes the entire agreement between the parties with respect to all of the matters herein and its execution has not been induced by, nor do any of the parties rely upon or regard as material, any representations or writings whatever not incorporated herein and made a part hereof and may not be amended or modified in any respect except by written instrument signed by the parties hereto. The recitals of this agreement and the Schedules attached hereto are incorporated into and form part of this agreement.

28.  SUCCESSORS

     This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors, assigns, heirs administrators, executors and legal personal representatives.

29.  COUNTERPARTS

     This agreement may be executed in several counterparts, each of which, when executed by a party hereto, shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.

30.  FACSIMILE  TRANSMISSION

     The parties hereto agree that this agreement may be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals and each party hereto undertakes to provide each and every other party hereto with a copy of the agreement bearing original signatures forthwith upon demand.

     IN  WITNESS  WHEREOF the parties hereto have hereunto set their signatures.




MFC BANCORP LTD.                       HOLGER TIMM

By: /s/ Dr. Stefan Feuerstein          By:    /s/ Holger Timm
-----------------------------          -----------------------

Name: Dr. Stefan Feuerstein            Name:
-----------------------------          -----------------------

Title: Director                        Title:
-----------------------------          -----------------------


By: /s/ Edward Seligman
-----------------------------

Name:   Edward Seligman
-----------------------------

Title:
-----------------------------


VENTEGIS CAPITAL AG.                   CONSORS CAPITAL BANK AG


By: /s/ Karsten Haesen                 By: /s/ Klaus-Gerd Kleverstaat
-----------------------------          ------------------------------

Name:   Karsten Haesen                 Name:   Klaus-Gerd Kleverstaat
-----------------------------          ------------------------------

Title:  Board Member                   Title:  Vorstand
-----------------------------          ------------------------------


By: /s/ Carsten Dujesiefken
-----------------------------

Name:   Carsten Dujesiefken
-----------------------------

Title:  Board Member
-----------------------------



                                    SCHEDULE A




                                         NUMBER OF COMMON
NAME                                        SHARES HELD
----                                     ----------------
Holger Timm                                  1,295,400

Ventegis Capital AG
(formerly Cybermind Interactive
   Europe AG)                                5,577,396



                                   SCHEDULE B

                                                           *
No.                                                  Common  Shares


                            VOTING TRUST CERTIFICATE

                                  In respect of

                                COMMON SHARES OF

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.


     THIS IS TO CERTIFY that, upon the termination of the voting trust and shareholders' agreement hereinafter mentioned and on surrender of this trust certificate, duly endorsed for transfer to the undersigned Depositary, [Name of Registered Holder] will be entitled, upon and subject to the terms and provisions of the voting trust and shareholders' agreement (the "Voting Trust Agreement") made the * day of *, 2001 among the Shareholders and the Undersigned Depositary, to receive out of the common shares ("common shares") in the capital of Cybernet Internet Services International, Inc., a corporation incorporated under the laws of Delaware (the "Corporation"), deposited with the undersigned Depositary under the Voting Trust Agreement, a certificate or certificates for * common shares of the Corporation and in the meantime to receive payments, equivalent in amount to the dividend or distribution payments, if any, received in cash or by cheque by the Depositary upon a like number of said common shares of the Corporation, subject however to the terms and provisions of the Voting Trust Agreement applicable to the payment of such cash dividends and distributions. Capitalized terms used herein, which are not otherwise defined, shall have the meanings set out in the Voting Trust Agreement.

     No voting right passes by or under this voting trust certificate or by or under any agreement expressed or implied and, until the actual delivery of such share certificate for common shares of the Corporation as aforesaid to the registered holder hereof, the Investor shall, in respect thereof, exclusively possess and be entitled to exercise all the rights of voting and of taking part in the consenting to any corporate or shareholders' action appertaining to the common shares of the Corporation deposited with the undersigned Depositary, in accordance with the terms of the Voting Trust Agreement.

     This voting trust certificate is issued pursuant and subject to the terms and conditions of the Voting Trust Agreement, which among other things, establishes the rights of the holders of voting trust certificates issued pursuant to the Voting Trust Agreement and the rights, powers and discretions of the Investor and of the Depositary, for particulars of all of which reference is made to the Voting Trust Agreement, an original counterpart of which is on file at the office of the Depositary.

     The right to transfer, assign, dispose of or otherwise deal with this voting trust certificate is expressly subject to the terms, conditions and restrictions contained in the Voting Trust Agreement, and no transfer, assignment, disposition or other dealing with this voting trust certificate is valid for any purpose whatsoever, unless made in accordance with and subject to the terms, conditions and restrictions of the Voting Trust Agreement. This voting trust certificate is transferable only, subject to such terms, conditions and restrictions, on the books of the Depositary maintained by the Depositary on surrender hereof, properly endorsed for transfer by the registered holder hereof in person or by attorney duly authorized, and, until completion of the due transfer hereof on the said books in accordance with and subject to the terms, conditions and restrictions contained in the Voting Trust Agreement, the Depositary shall be required at all times to treat and consider the holder of record hereof on said books as the holder hereof for all purposes.

     IN  WITNESS WHEREOF, Consors Capital Bank AG has caused this Certificate to
be  signed by its duly authorized officer this     day of                , 2001.
                                               ---        --------------


                                                    CONSORS  CAPITAL  BANK  AG,
                                                    Depositary,




                                                    By:
                                                       ------------------------
                                                       Authorized  Signatory

                                FORM OF TRANSFER

             (to be set out on the back of Voting Trust Certificate)


     FOR  VALUE  RECEIVED,                     hereby  sells,  assigns  and
                            ------------------
transfers  unto                                       the  within  Voting  Trust
                 ----------------------------------
Certificate and all right, title and interest in the common shares in the capital of Cybernet Internet Services International, Inc. represented thereby, and hereby irrevocably constitutes and appoints
                                                      ------------------------
attorney  to  transfer  the  said  certificate  on the books of the within named
Depositary  with  full  power  of  substitution  in  the  premises.

     DATED:

In  the  presence  of:




-----------------------                 ----------------------------------
(signature  of  witness)                (signature  of  registered  holder)